Exhibit 10.2(a)

t0.COM, INC.
NOTICE OF STOCK OPTION GRANT
t0.com, Inc. (the “Company”), under its 2017 Equity Incentive Plan (the “Plan”), hereby grants to Optionee an option (the “Option”) to purchase the number of shares of Common Stock set forth below. The Option is subject to all of the terms and conditions as set forth in this notice (the “Grant Notice”), in the Option Agreement and in the Plan, both of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms in the Option Agreement and the Plan, the terms of the Plan will control.

Optionee:	Saum Noursalehi
Type of Grant:	Nonstatutory Stock Option
Date of Grant:	May 21, 2018
Vesting Commencement Date:	May 21, 2018
Number of Shares Subject to Option:	200
Option Exercise Price (Per Share):	$27,502
Total Exercise Price:	$5,500,400
Expiration Date:	May 20, 2028
Vesting Schedule: The Option will vest over a two year period. Subject to the Optionee’s Continuous Service on each vesting date, this Option will vest as to 1/2 of the total number of shares of Common Stock subject to the Option on each of the first and second anniversaries of the Vesting Commencement Date. Any fractional shares will be allocated to the first vesting tranche.
Additional Terms/Acknowledgements: Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Option Agreement and the Plan. If applicable, Optionee acknowledges that he or she has been made aware of the Company’s Rule 701(e) Information Statement (the “Information Statement”) for the Plan, and the Company encourages Optionee to review the Information Statement before exercising this Option. Optionee acknowledges and agrees that if Optionee exercises the Option without first reviewing the Information Statement (as drafted at such future date), Optionee is knowingly and voluntarily declining to review the Information Statement. As of the Date of Grant, this Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the Option and supersede all prior oral and written agreements with respect to the Option. By accepting the Option, Optionee consents to receive documents governing the Option by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company from time to time.

t0.com, Inc.		Optionee:
By:	/s/ PATRICK M. BYRNE	By:	/s/ SAUM NOURSALEHI
	Signature		Signature
Name:	Patrick M. Byrne	Name:	Saum Noursalehi
Title:	Executive Chairman	Date:	6/5/2018
Date:	6/5/2018

t0.COM, INC.
NONQUALIFIED STOCK OPTION AGREEMENT
Pursuant to the Notice of Stock Option Grant (the “Grant Notice”) and this Nonqualified Stock Option Agreement (this “Option Agreement”), t0.com, Inc., a Utah corporation (the “Company”) has granted Optionee (as defined in the Grant Notice) an option (the “Option”) under its 2017 Equity Incentive Plan (the “Plan”).
Section 1.Introduction. The Company has previously adopted the Plan for the purpose of providing eligible Employees, Directors and Consultants (as defined in the Plan) with increased incentive to render services, to exert maximum effort for the business success of the Company and to strengthen the identification of such individuals with the shareholders. The Company, acting through the Administrator (as defined in the Plan), has determined that its interests will be advanced by the issuance to Optionee of an Option under the Plan.

Section 2.Option. Subject to the terms and conditions contained herein, including Exhibit A, the Company hereby irrevocably grants to Optionee the Option to purchase from the Company the number of shares of the Company’s common stock, $0.01 par value (“Common Stock”) set forth in the Grant Notice at the Option Exercise Price set forth in the Grant Notice.

Section 3.Vesting. The Option will vest as provided in the Grant Notice. Vesting will cease at the time the Optionee ceases to be in Continuous Service. Any portion of the Option that has not yet vested will be forfeited at the time the Optionee ceases to be in Continuous Service. Notwithstanding anything in this Option Agreement to the contrary, the Administrator, in its sole discretion, may waive the foregoing schedule of vesting and upon written notice to Optionee, accelerate the earliest date or dates on which any of the Options granted hereunder are exercisable.

Section 4.Procedure for Exercise. The Option herein granted may be exercised by the delivery by Optionee of written notice to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Option is being exercised. The Option Exercise Price shall be paid, to the extent permitted by Applicable Laws, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) by any of the following means: (i) by delivery to the Company of shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired; (ii) by a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of the Option that are needed to pay the Option Exercise Price; (iii) by any combination of the foregoing methods; or (iv) in any other form of legal consideration that may be reasonably acceptable to the Administrator. If the Option Exercise Price is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, it shall be paid only by shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notice may also be delivered by fax provided that the Option Exercise Price of such shares is received by the Company via wire transfer on the same day the fax transmission is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. This Option shall be deemed to have been exercised immediately prior to the close of business on the date (i) written notice of such exercise and (ii) payment in full of the exercise price for the number of share for which Options are being exercised, are both received by the Company and Optionee shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.
As promptly as practicable after receipt of such written notice and payment, the Company shall deliver to Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in Optionee’s name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Optionee at the address specified pursuant to this Section 4.
Section 5.Termination of Continuous Service. In the event Optionee’s Continuous Service terminates, Optionee may exercise the Option (to the extent that Optionee was entitled to exercise the Option as of the date of termination) during a three (3) month period after the date of termination (after which period the Option shall expire), but in no event may the Option be exercised after the Expiration Date set forth in the Grant Notice; provided that, if the termination of Continuous Service is by the Company for Cause, the entire Option (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, Optionee does not exercise the Option before the Expiration Date set forth in the Grant Notice, the Option shall terminate.

Section 6.Company’s Right of First Refusal. Before any shares of Common Stock subject to the Option (the “Shares”) held by the Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 6 (the “Right of First Refusal”).

(a)Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b)Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c)Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 6 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d)Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e)Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 6, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 6 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f)Exception for Certain Family Transfers. Anything to the contrary contained in this Section 6 notwithstanding, the transfer of any or all of the Shares during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of this Section 6. “Immediate Family” as used herein shall mean spouse (or domestic partner, as defined below), lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 6, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 6. As used herein, a person will be deemed to be a “domestic partner” of another person if the two persons (1) reside in the same residence and plan to do so indefinitely, (2) have resided together for at least one year, (3) are each at least 18 years of age and mentally competent to consent to contract, (4) are not blood relatives any closer than would prohibit legal marriage in the state in which they reside, and (5) have each been the sole spouse equivalent of the other for the year prior to the transfer and plan to remain so indefinitely; provided that a person will not be considered a domestic partner if he or she is married to another person or has any other spouse equivalent.

(g)Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

Section 7.Transferability. This Option shall not be transferable by Optionee otherwise than by Optionee’s will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee or his authorized legal representative. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

Section 8.No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by this Option Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 4 of this Option Agreement.

Section 9.Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by Section 10 of the Plan.

Section 10.Change in Control. In the event of a Change in Control, the provisions of Section 13 of the Plan shall apply.

Section 11.Restrictive Covenants. By accepting this Option, Optionee acknowledges that Optionee will be subject to the restrictive covenants set forth on Exhibit A, attached hereto.

Section 12.Shareholders’ Agreement. Optionee acknowledges that, in connection with the grant, vesting and/or exercise of this Option, the Administrator may require Optionee to execute and become a party to the Shareholders’ Agreement as a condition of such grant, vesting and/or exercise.

Section 13.Compliance With Securities Laws. Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under Section 6) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

Section 14.Compliance With Laws. Notwithstanding any of the other provisions hereof, Optionee agrees that he or she will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority. The parties agree to work together in good faith to resolve any potential violation referenced in this Section 14.

Section 15.Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in an amount paid to the Optionee which results in income to Optionee for federal or state income tax purposes, Optionee shall pay to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations and, if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof. Payment of the withholding tax by Optionee shall be made in accordance with Section 9(e) of the Plan.

Section 16.No Right to Employment or Other Service. Nothing in the Plan or this Option Agreement shall confer upon Optionee any right to continue to serve the Company in the capacity in effect at the time the Optionee was granted or shall affect the right of the Company to terminate (a) the employment of Optionee with or without notice and with or without Cause or (b) any other service relationship between Optionee and the Company, as the case may be. If there is a dispute as to “Cause”, the definitive Cause of any termination of employment or service shall be determined by a mutually agreed upon third-party arbiter or a final decision entered in a court of competent jurisdiction.

Section 17.Resolution of Disputes. As a condition of the granting of the Option hereby, Optionee and Optionee’s heirs, personal representatives and successors agree that any dispute or disagreement which may arise hereunder shall be determined by a mutually agreed upon third-party arbiter or a final decision entered in a court of competent jurisdiction.

Section 18.Legends on Certificate. The certificates representing the shares of Common Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

Section 19.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the CEO of the Company at the Company’s principal corporate offices. Any notice required to be delivered to Optionee under this Option Agreement shall be in writing and addressed to Optionee at Optionee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee’s rights hereunder and Optionee shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of Optionee’s rights or privileges hereunder.

Section 20.Construction and Interpretation. Whenever the term “Optionee” is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Section 7 hereof, may be transferred, the word “Optionee” shall be deemed to include such person or persons.

Section 21.Agreement Subject to Plan. This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement. Notwithstanding anything in this Option Agreement to the contrary, if any subsequent amendment impairs the Optionee’s rights or increases the Optionee’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent.

Section 22.Successors and Assigns. The Company may assign any of its rights under this Option Agreement. This Option Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Optionee and Optionee’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

Section 23.Severability. The invalidity or unenforceability of any provision of the Plan or this Option Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Option Agreement, and each provision of the Plan and this Option Agreement shall be severable and enforceable to the extent permitted by law.

Section 24.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its reasonable discretion. The grant of the Option in this Option Agreement does not create any contractual right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of Optionee’s employment or other service with the Company. Notwithstanding anything in this Option Agreement to the contrary, if any subsequent amendment, cancellation, or termination of the Plan impairs the Optionee’s rights or increases the Optionee’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment, modification or termination shall also be subject to the Participant’s consent.

Section 25.Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect Optionee’s material rights under this Option Agreement without Optionee’s consent.

Section 26.No Impact on Other Benefits. The value of Optionee’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

Section 27.Counterparts. This Option Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Option Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

Section 28.Acceptance. Optionee hereby acknowledges receipt of a copy of the Plan and this Option Agreement. Optionee has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Option Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that Optionee should consult a tax advisor prior to such exercise or disposition.

Exhibit A APPLICABLE RESTRICTIVE COVENANTS
In consideration for Optionee agreeing to the following restrictions, the Company agrees to provide Optionee with the Stock Units pursuant to this Agreement, as well as one or more of the following: initial or continued employment with the Company; portions of the Company’s confidential, proprietary and trade secret information; the ability to develop relationships with the Company’s potential and existing suppliers, financing sources, customers and employees; and specialized training in, and knowledge of, the business group the Optionee is employed with.

1.At all times during Optionee’s employment with the Company, and for the applicable Protected Period (as defined below) following the termination of Optionee’s employment by the Company for “Cause” (as defined in the Plan), Optionee shall be bound by the Noncompete Obligation (defined below).

2.In the event Optionee voluntarily terminates his/her employment for any reason or where the Company terminates Optionee’s employment without Cause, the Company may elect, in its sole and absolute discretion upon notice to Optionee, to require that Optionee be bound by the Noncompete Obligation during the applicable Protected Period and to provide Optionee with continuation of Optionee’s salary in accordance with the Company’s standard payroll practice during the Protected Period (the “Restrictive Covenant Benefit”). In the event Optionee does not receive a salary from the Company, Optionee shall receive an amount, as determined by the Company in its sole and absolute discretion, based on Optionee’s corporate title with the Company or its Affiliates.
The receipt of the Restrictive Covenant Benefit is conditioned upon the execution of a general waiver and release agreement in a form agreeable to the Company that becomes effective and irrevocable no later than 30 days following the Optionee’s termination of employment. For the avoidance of doubt, the Optionee has no legally binding right to the Restrictive Covenant Benefit unless and until the Company elects, in its sole and absolute discretion, to require that Optionee be bound by the Noncompete Obligation.
3.In the event that Optionee voluntarily terminates employment with the Company or the Company terminates Optionee’s employment without Cause, and the Company does not elect to provide the Restrictive Covenant Benefit to Optionee under Paragraph (2) above, Optionee shall not be bound by the Noncompete Obligation. If Optionee voluntarily terminates employment with the Company or the Company terminates Optionee’s employment without Cause and the Company elects to provide the Restrictive Covenant Benefit for a period of less than the Protected Period, Optionee shall be bound by the Noncompete Obligation only for the period that the Company is paying, or that the Optionee is receiving, the Restrictive Covenant Benefit.

4.The Company may elect, in its sole and absolute discretion, to provide notice to Optionee prior to a termination without Cause (instead of offering the Restrictive Covenant Benefit under Paragraph (2) above), the amount of said notice to be equal to the otherwise applicable Protected Period. During this notice period, Optionee will remain an employee of the Company and will assist in transitioning the business relationships with customers and other business contacts with which Optionee has had material involvement as requested by the Company and as needed to help the Company retain such business relationships. However, Optionee acknowledges and agrees that the Company can remove Optionee from active service during this notice period at its discretion but that doing so will not eliminate Optionee’s duty to remain loyal to the Company while on the Company’s payroll and to otherwise comply with the restrictions in this Agreement. The Company reserves the right at its sole and absolute discretion to require Optionee not to carry out Optionee’s duties or to carry out limited duties for the Company prior to the termination date. During the notice period, the Company shall be under no obligation to provide any work to, or vest any powers in, Optionee and Optionee shall have no right to perform any services for the Company. During the notice period, the Company shall be entitled at its sole and absolute discretion: (i) to require Optionee not to attend Optionee’s place of work or any other premises of the Company; and (ii) to require Optionee to work from Optionee’s home. During the notice period, Optionee shall continue to receive Optionee’s salary and all contractual benefits in the usual way and shall remain an employee of the Company with all associated duties under the common law.

5.Optionee further agrees that for one (1) year following the termination of Optionee’s employment by either Optionee or the Company for any reason or no reason, Optionee will not, without the prior written consent of the Company, directly or indirectly (i) solicit, encourage, or induce any employee of the Company to terminate his or her employment with the Company; or (ii) hire or employ any person who is or was an employee or consultant of the Company.

6.Optionee further agrees that for the Protected Period and thirty (30) days thereafter, upon the termination of Optionee’s employment by either Optionee or the Company for any reason or no reason, Optionee will not, without the prior written consent of the Company, directly or indirectly: (i) solicit any customer, supplier or vendor of the Company with which or with whom Optionee was involved as part of Optionee’s job responsibilities during Optionee’s employment with the Company (other than any such customer with which or with whom Optionee conducted business prior to commencement of his/her employment with the Company) or regarding which or whom Optionee learned Confidential Information during Optionee’s employment with the Company to obtain a Conflicting Product or Service from a Competing Business; or (ii) encourage or induce any customer, supplier or vendor of the Company not to do business with the Company or to reduce the amount of business it is doing or might do in the future with the Company or its affiliated entities. Optionee and the Company agree this restriction is inherently reasonable because it is limited to the places or locations where the customer is doing business at the time.

7.Optionee further acknowledges and agrees that the protective covenants herein are material and important terms of this Agreement, and Optionee further agrees that should all or any part or application of Paragraphs (1), (2), (4), (5) or (6) of this Exhibit A be held or found invalid or unenforceable for any reason whatsoever by a court or arbitrator of competent jurisdiction in an action between Optionee and the Company (despite, and after application of, any applicable rights to reformation that could add or renew enforceability), or if the Optionee breaches the obligations of this Exhibit A, the Company shall be entitled to receive from Optionee a return of the Stock Options and Restrictive Covenant Benefit (if applicable) and the Optionee shall forfeit any remaining portion of the Restrictive Covenant Benefit that has not been paid or distributed to the Optionee. If Optionee has sold, transferred, or otherwise disposed of the Stock Options, the Company shall be entitled to receive from Optionee the profits (if any) derived by Optionee by virtue of such sale, transfer, or other disposition.

8.Optionee agrees not to engage in any unauthorized use or disclosure of the Company’s Confidential Information, customer relationships, or specialized training. Optionee agrees to use the Company’s Confidential Information and other benefits of Optionee’s employment to further the business interests of the Company. Optionee agrees to preserve records on current and prospective Company customers, suppliers, and other business relationships that Optionee develops or helps to develop, and not use these records in any way, directly or indirectly, to harm the Company’s business. Optionee agrees not to use the Company’s Confidential Information or any document or record concerning the business and affairs of the Company (“Company Record”) for any purpose without the prior written authorization of an officer of the Company, except that Optionee may use Confidential Information and Company Records to perform Optionee’s duties. These restrictions on use or disclosure of Confidential Information will only apply for three (3) years after the end of Optionee’s employment where information that does not qualify as a trade secret is concerned; however, the restrictions will continue to apply to trade secret information for as long as the information at issue remains qualified as a trade secret.

9.As used herein, the following terms shall have the meaning ascribed to them:

(a)“Protected Period” shall mean:

(i)	For Officers, Directors and Consultants: six (6) months;

(ii)	For other Employees: four (4) months;

(b)“Noncompete Obligation” means that Optionee will not, directly or indirectly, provide services to a Competing Business that are identical or similar to those Optionee performed for the Company or which serve the same or similar function or purpose or which are otherwise likely to result in the disclosure of Confidential Information.

(c)“Competing Business” means any person or entity engaged in the business of providing a Conflicting Product or Service that is identical or similar to those that Optionee performed for the Company.

(d)“Conflicting Product or Service” means a product and/or service that is the same or similar in function or purpose to a Company product and/or service, such that it would replace or compete with: a product and/or service the Company provides to its customers; or a product or service that is under development or planning by the Company but not yet provided to customers and regarding which Optionee was provided Confidential Information in the course of his/her employment.

(e)“Confidential Information” refers to the Company’s trade secrets and any other legally protectable information that is maintained as confidential by the Company and that is not authorized for disclosure to the public.

10.If a court or arbitrator finds a restriction herein to be unenforceable as written, such court or arbitrator (for the jurisdiction covered by that court or the matter before that arbitrator only) will revise the restriction so as to make it enforceable to protect the Company’s legitimate business interests. If one or more of the provisions of this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

11.Notwithstanding any provision of the Plan or this Agreement to the contrary, the validity and construction of the provisions of this Exhibit A will be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof. The Optionee expressly agrees that the provisions of the Plan, apply with full force and effect to this Exhibit A.

t0.COM, INC.
2017 EQUITY INCENTIVE PLAN
Adopted December 24, 2017, as amended on May 21, 2018
Section 1.Purpose. The purpose of this t0.com, Inc. 2017 Equity Incentive Plan is to encourage ownership of Common Stock by eligible Employees, Directors and Consultants of the Company and to provide increased incentive for such Employees, Directors and Consultants to render services and to exert maximum effort for the business success of the Company. In addition, the Company expects that this Plan will further strengthen the identification of Employees, Directors and Consultants with the shareholders. Options to be granted under this Plan are not intended to qualify as incentive stock options pursuant to Section 422 of the Code.

Section 2.Definitions.

(a)“Administrator” means the Committee or the Board, as administrator of the Plan.

(b)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(d)“Award” means a Nonqualified Stock Option, Restricted Stock Award or Restricted Stock Unit Award granted under the Plan.

(e)“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(f)“Board” means the Board of Directors of the Company, as constituted at any time.

(g)“Cause” means, unless the applicable Award Agreement provides otherwise:

(i)If the Employee is a party to an employment or service agreement with the Company and such agreement provides for a definition of Cause, the definition contained therein; or

(ii)If no such agreement exists, or if such agreement does not define Cause: (A) failure to perform such duties as are reasonably requested by the Board; (B) material breach of any agreement with the Company, or a material violation of the Company’s code of conduct or other written policy; (C) commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company; (D) use of illegal drugs or abuse of alcohol that materially impairs the Participant’s ability to perform his or her duties to the Company; or (E) gross negligence or willful misconduct with respect to the Company.

(h)“Change in Control” means:

(i)Overstock.com, Inc., a Delaware corporation (“Overstock”), together with any entity or entities directly or indirectly controlled by Overstock, becomes the legal or beneficial owner of a number of shares of stock of the Company having less than a majority of the total voting power of the then outstanding stock of the Company; or

(ii)a Qualified IPO.

Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Section 409A of the Code and payment of the Award pursuant to the application of the definition of “Change in Control” above would cause such Award not to otherwise comply with Section 409A of the Code, payment of an Award may occur upon a “Change in Control” only to the extent that the event constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company under Section 409A of the Code and the applicable Internal Revenue Service and Treasury Department regulations thereunder.
(i)“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(j)“Committee” means a committee that may be appointed by the Board to administer the Plan in accordance with Section 3(d) and Section 3(e).

(k)“Common Stock” means the common stock of the Company.

(l)“Company” means t0.com, Inc. a Utah corporation, and any successor thereto.

(m)“Consultant” means any individual who is engaged by the Company to render consulting or advisory services for the Company, whether or not compensated for such services.

(n)“Continuous Service” means that the Participant’s service with the Company is not interrupted or terminated. If any Award is subject to Section 409A of the Code, the determination of Continuous Service shall be made in a manner consistent with Section 409A of the Code. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

(o)“Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Company for cause; (iii) the breach of any non-competition, non-solicitation, non-disparagement or other agreement containing restrictive covenants, with the Company; (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Administrator in its sole discretion; or (v) any other conduct or act determined to be materially injurious, detrimental or prejudicial to any interest of the Company, as determined by the Administrator in its sole discretion.

(p)“Director” means a member of the Board.

(q)“Effective Date” shall mean the date as of which this Plan is adopted by the Board.

(r)“Employee” means any person, including an officer, employed by, and providing direct services to, the Company.

(s)“Fair Market Value” means, on a given date, (i) if there is a public market for the shares of Common Stock on such date, the closing price of the shares as reported on such date on the principal national securities exchange on which the shares are listed or, if no sales of shares have been reported on any national securities exchange, then the immediately preceding date on which sales of the shares have been so reported or quoted, and (ii) if there is no public market for the shares of Common Stock on such date, then the fair market value shall be determined by the Administrator in good faith after taking into consideration all factors which it deems appropriate, including, without limitation, Section 409A of the Code, with the intention that Options granted under this Plan shall not constitute deferred compensation subject to Section 409A of the Code.

(t)“Grant Date” means the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

(u)“Option” means an option granted pursuant to the Plan that by its terms does not qualify or is not intended to qualify as an incentive stock option under Section 422 of the Code.

(v)“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

(w)“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(x)“Plan” means this t0.com, Inc. 2017 Equity Incentive Plan, as amended and/or amended and restated from time to time.

(y)“Qualified IPO” means a firm commitment underwritten public offering of the Company’s common stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, with aggregate offering proceeds to the Company of not less than $20 million (net of underwriting discounts and commissions) and a listing of the Common Stock on a national securities exchange.

(z)“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7.

(aa)“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 8.

Section 3.Administration.

(a)Authority of Administrator. The Plan shall be administered by the Administrator, which shall be the Committee or, in the Board’s sole discretion, the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Administrator shall have the authority:

(i)to construe and interpret the Plan and apply its provisions;

(ii)to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(iii)to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv)to delegate its authority to one or more officers of the Company;

(v)to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(vi)from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(vii)to determine the number of shares of Common Stock to be made subject to each Award;

(viii)to prescribe the terms and conditions of each Award, including, without limitation, the medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(ix)to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(x)to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(xi)to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(xii)to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(xiii)to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

(b)Acquisitions and Other Transactions. The Administrator may, from time to time, assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the award assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such assumed award shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant. The Administrator may also grant Awards under the Plan in settlement of or in substitution for outstanding awards or obligations to grant future awards in connection with the Company or an affiliate acquiring another entity, an interest in another entity, or an additional interest in an affiliate whether by merger, stock purchase, asset purchase or other form of transaction.

(c)Administrator Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

(d)Delegation. The Administrator shall have the power to delegate to a subcommittee any of the administrative powers the Administrator is authorized to exercise (and references in this Plan to the Administrator shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. If a Committee serves as the Administrator, the Board may abolish such Committee at any time and revest in the Board the administration of the Plan. The members of any Committee designated as Administrator shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Board or Committee, as applicable, shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Administrator may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(e)Committee Composition. Except as otherwise determined by the Board, any Committee designated as Administrator shall consist solely of two or more members of the Board appointed to the Committee from time to time by the Board.

(f)Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, and to the extent allowed by Applicable Laws, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, the Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

Section 4.Shares Subject to the Plan.

(a)Subject to adjustment in accordance with Section 12, a total of 500 of the authorized shares of Common Stock shall be available for the grant of Awards under the Plan.

(b)Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(c)Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to the exercise or settlement of an Award. Any shares of Common Stock subject to an Award that is cashed-out, canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Shares subject to an Award under the Plan shall again be made available for issuance or delivery under the Plan if such shares are shares tendered in payment of an Award or if such shares delivered or withheld by the Company to satisfy any tax withholding obligation.

(d)If the Administrator authorizes the assumption of awards pursuant to Section 3(b) or Section 13 hereof, the assumption will reduce the number of shares available for issuance under the Plan in the same manner as if the assumed awards had been granted under the Plan.

Section 5.Eligibility. Awards may be granted to Employees, Directors and Consultants. A Participant must be an Employee, Director or Consultant at the time the Award is granted. An Employee, Director or Consultant who has been granted an Award hereunder may be granted an additional Award or Awards, if the Administrator shall so determine.

Section 6.Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Company shall have no liability to any Participant or any other person if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)Term. The term of an Option granted under the Plan shall be determined by the Administrator; provided, however, no Option shall be exercisable after the expiration of 15 years from the Grant Date.

(b)Option Exercise Price. Unless otherwise determined by the Administrator, the Option Exercise Price of each Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted in a manner satisfying the provisions of Section 409A of the Code or pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

(c)Method of Exercise. Options shall be exercised by the delivery by the Participant of written notice to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Option is being exercised. The Option Exercise Price shall be paid, to the extent permitted by Applicable Laws, either (i) in cash or by certified or bank check at the time the Option is exercised or (ii) by any of the following means: (A) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired; (B) by a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Option Exercise Price; (C) by any combination of the foregoing methods; or (D) in any other form of legal consideration that may be reasonably acceptable to the Administrator. Unless otherwise specifically provided in the Option, the Option Exercise Price that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).
Notice may also be delivered by fax provided that the Option Exercise Price of such shares is received by the Company via wire transfer on the same day the fax transmission is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An Option shall be deemed to have been exercised immediately prior to the close of business on the date (i) written notice of such exercise and (ii) payment in full of the Option Exercise Price for the number of shares for which Options are being exercised, are both received by the Company and the Participant shall be treated for all purposes as the record holder of such shares of Common Stock as of such date. As promptly as practicable after receipt of such written notice and payment, the Company shall deliver to the Participant certificates for the number of shares with respect to which such Option has been so exercised, issued in the Participant’s name or such other name as the Participant directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant at the address specified pursuant to this Section 6(c).

(d)Transferability of an Option. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

(e)Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Administrator may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

(f)Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement between a Participant and the Company, in the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date that is three (3) years following the termination of the Participant’s Continuous Service or (ii) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

(g)Disability of Participant. Unless otherwise provided in an Award Agreement, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

(h)Death of Participant. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates as a result of the Participant’s death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death or (ii) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Participant’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

(i)Detrimental Activity. Unless otherwise provided in an Award Agreement, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable on the date on which a Participant engages in Detrimental Activity.

(j)No Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to shares covered by an Option until the Option is exercised by written notice and accompanied by payment as provided in Section 6(c).

Section 7.Restricted Stock Awards. Each Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Award Agreements may change from time to time, and the terms and conditions of separate Award Agreements need not be identical. Each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft, electronic funds, wire transfer or money order payable to the Company, (B) past services to the Company or an Affiliate or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(b)Vesting. Shares of Common Stock awarded under the Restricted Stock Award may be subject to forfeiture to the Company in accordance with a vesting schedule (also referred to as a schedule for lapsing of the Company’s unvested share repurchase rights) to be determined by the Board.

(c)Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Award Agreement.

(d)Transferability. The right to acquire shares of Common Stock under a Restricted Stock Award will not be transferable by the Participant. Once the shares of Common Stock are issued, the Board may allow the holder to transfer unvested shares, but only on the terms and conditions in the Award Agreement, and only so long as the Common Stock awarded under the Award Agreement remains subject to the terms of the Award Agreement in the hands of the recipient.

(e)Dividends. In the absence of an Award Agreement expressly providing otherwise, any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

Section 8.Restricted Stock Unit Awards. Each Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Award Agreements may change from time to time, and the terms and conditions of separate Award Agreements need not be identical. Each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant on delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(b)Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(c)Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Award Agreement.

(d)Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(e)Dividend Equivalents. Dividend equivalents may be credited on shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate.

(f)Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Award Agreement, the unvested portion of the Restricted Stock Unit Award that has not vested will be forfeited on the Participant’s termination of Continuous Service.

Section 9.Securities Law Compliance.

(a)Securities Registration. No Awards shall be granted and no shares of Common Stock shall be issued and delivered under the Plan unless and until the Company and/or the Participant have complied with all applicable federal and state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

(b)Representations; Legends. The Administrator may, as a condition to the grant of any Award and the issuance of any shares of Common Stock, require a Participant to (i) represent in writing that the shares of Common Stock received in connection with such Award are being acquired for investment and not with a view to distribution, and (ii) make such other representations and warranties as are deemed appropriate by counsel to the Company. Each certificate representing shares of Common Stock acquired under the Plan shall bear a legend in such form as the Company reasonably deems appropriate.

Section 10.Use of Proceeds. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

Section 11.Miscellaneous.

(a)Acceleration of Exercisability and Vesting. The Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(b)Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until such Participant has satisfied all requirements for exercise or settlement of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 12 hereof.

(c)No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company in the capacity in effect at the time the Award was granted or shall affect the right of the Company to terminate (i) the employment of an Employee with or without notice and with or without Cause or (ii) the service of a Director pursuant to the By-laws of the Company, and any applicable provisions of the corporate law of the state in which the Company is incorporated, as the case may be. The cause of any termination of employment or service shall be determined by the Administrator, and its determination shall be final.

(d)Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

(e)Withholding Obligations. Subject to the discretion of the Administrator, a Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any amount paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

Section 12.Adjustment Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and the maximum number of shares of Common Stock subject to Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 12, unless the Administrator reasonably determines that such adjustment is in the best interests of the Company, the Administrator shall ensure that any adjustments under this Section 12 will not constitute a modification of Options within the meaning of Section 409A of the Code. Except as hereinbefore expressly provided, (a) the issuance by the

Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (b) the payment of a dividend in property other than Common Stock, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, unless the Administrator shall reasonably determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to Participants.

Section 13.Effect of Change in Control.

(a)In the event of a Change in Control:

(i)the Administrator shall accelerate, vest or cause the restrictions to lapse with respect to all or any portion of any Award and the Award shall be deemed fully vested in accordance with the terms of the Plan as of immediately prior to the Change in Control; and

(ii)the Administrator may provide written notice to Participants that for a period as determined by the Administrator prior to the Change in Control, after accounting for the actions outlined in Section 11(a)(i), such Awards shall be exercisable, to the extent applicable, as to all shares of Common Stock subject thereto and upon the occurrence of the Change in Control, any Awards not so exercised shall terminate and be of no further force and effect.

(b)The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its affiliates, taken as a whole.

Section 14.Amendment of the Plan and Awards.

(a)Amendment of the Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock and Section 14(c), no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

(b)Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

(c)Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

(d)No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)Amendment of Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Administrator may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

Section 15.General Provisions.

(a)Clawback; Forfeiture. Notwithstanding any other provisions in this Plan, the Administrator may, in its sole discretion, provide in an Award Agreement or otherwise that the Administrator may cancel such Award if the Participant has engaged in or engages in any Detrimental Activity. The Administrator may, in its sole discretion, also provide in an Award Agreement or otherwise that (i) if the Participant has engaged in or engages in Detrimental Activity, the Participant will forfeit any gain realized on the vesting or settlement of any Award, and must repay the gain to the Company and (ii) if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with Applicable Laws, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

(b)Sub-plans. The Administrator may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Administrator determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

(c)Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Administrator shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

(d)Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 12.

(e)Delivery. Upon settlement of an Award granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

(f)No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

(g)Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

(h)Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following a Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Administrator will have any liability to any Participant for such tax or penalty.

(i)Right of Repurchase. An Award may include a provision whereby the Company may elect to repurchase all or any part of the shares of Common Stock acquired by the Participant. The terms of any repurchase option shall be specified in the Award Agreement. Unless otherwise determined by the Board and subject to compliance with applicable laws, the repurchase price for vested shares of Common Stock will be the Fair Market Value of the shares of Common Stock on the date of repurchase and the repurchase price for unvested shares of Common Stock will be the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Award as a liability for financial accounting purposes) have elapsed following delivery of shares of Common Stock subject to the Award, unless otherwise specifically provided by the Board. The Board reserves the right to assign the Company’s right of repurchase.

(j)Right of First Refusal. An Award may also include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Participant of the intent to transfer all or any part of the shares of Common Stock received under the Award. Except as expressly provided in this paragraph or in the Award Agreement, such right of first refusal shall otherwise comply with any applicable provisions of the bylaws of the Company. The Board reserves the right to assign the Company’s right of first refusal.

(k)Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Administrator and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

(l)Expenses. The costs of administering the Plan shall be paid by the Company.

(m)Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

(n)Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

(o)Non-Uniform Treatment. The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Administrator shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

Section 16.Termination or Suspension of the Plan. The Plan shall terminate automatically on the date that is ten (10) years after the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 14(a) hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

Section 17.Liability of Company. The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:

(a)The non‑issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)Any tax consequence expected, but not realized, by any Participant or other person due to the exercise or settlement of any Award granted hereunder.

Section 18.Choice of Law. The law of the State of New York shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.
As adopted by the Board of Directors of the Company on December 24, 2017, as amended on May 21, 2018.